Exhibit 10.1

                         GreenTree Financial Group, Inc.

                          CONSULTING SERVICES AGREEMENT


Agreement made as of the ninth day of January 2002 by and between the following parties.Telecom Communications, Inc."Client", being a corporate entity, maintaining its principal office at: 827 South Broadway-Los Angeles, California 90014. And GreenTree financial Group, Inc., "provider", a validly existing Florida Corporation having its office at: 19425-G Liverpool Parkway
Cornelius, North Carolina 28031

Whereas, the parties mutually desire to enter into a formal business relationship, do hereby agree that the following accurately reflects their entire understanding.

In consideration of the covenants, terms and conditions herein stated, the undersigned parties agree as follow:

1. Provider's Obligations.

     1. 1.1 At all times for the duration of this Agreement the provider will prepare the required quarterly SEC filings on Form 10-QSB, annual SEC filing on Form 10-KSB,Form S-8, answer SEC compliance questions and concerns and process EDGAR filings in accordance with SEC public record requirements throughout and for the year 2002. these filings will be made in accordance with the requirements of the Securities and Exchange Commission. Arrangement will also include preparation of " management discussion and analysis" (non-financial) part of the filing for Client. Please note that there is currently one form 10-KSB as of September 30, 2001 and one 10-QSB for the quarter ended December 31, 2001 which have not been filed and thus will require Provider to perform back-work services in addition to the forward performing services mentioned above.


2. Clients Obligations. At all times for the duration of this Agreement and on a timely basis, Client shall:

2.1 Provide all non-confidential documentation and information, which may be required for the provider to perform the requisite services;

2.2 Arrange to participate in meetings and discussions with qualified securities attorneys and or other professionals introduced by Provider.

2.3 Negotiate in good faith with all third party potential professionals, and aforementioned authorities used by Provider.

2.4 Provide all documentation to the Provider that may be required to prepare the necessary 15C-211 statement so as to effectuate trading on Over the Counter bulletin Board.

2.5 All of the costs for filing fees, and legal fees are incorporated within the fee discussed below.

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  3. Provider's Fees. For its aforementioned services to client which were brought about through the effort of Provider, the Provider shall be entitled to, and shall be paid the following terms:

      3.1 Fees For services. A payment equal to Fifty-Nine Thousand($59,000) dollars payable in free-trading shares to the company immediately filed under Form S-8 that also covers expenses associated with Client's SEC compliance Services. Client agree to make up for any increases in market price in Excess of twenty-percent for the same period above. Payment will occur as Follows:
          50% with the signing of this agreement(due to the back work in Section
          1.1 above and the time it will take for the company to begin trading on the OTCBB),16.67% in each of the following quarters thereafter.

  4.Miscellaneous.
      4.1 The parties specifically acknowledge that:

                a) Provider makes no representation that it is duly licensed securities Broker/dealer, investment banking firm or attorney.

                b) Provider is not required to provide any services that are exclusive To licensed securities broker/dealers, investment bankers or attorneys.

      4.2 Non circumvent Agreement. Client agrees that all third parties introduced to it by the Provider represent significant efforts and working relationships that are unique to, and part of, the work product of the Provider. Therefore, without the prior specific written consent of the Provider. Client agrees to refrain from conducting direct or indirect Business dealings of any kind, with any third party so introduced by Provider, for a period of two years from the initial introductions made. In the event of a violation of this provision, Provider shall be entitled to obtain, on an EX PARTE application, appropriate injunctive relief, from any court of competent jurisdiction, together with and including all remedies available at law. This provision shall survive the remaining obligations and performance due hereunder.

      4.3 Exclusive Agreement. This Agreement supersedes any and all prior oral or written agreements, which provided for Provider's performance on behalf of Client.

      4.4 Guarantee of Performance. Telecom communications, Inc., by authorization of its board of directors, does herby execute this Agreement in the capacity of joint and several guarantor of the performance by Telecom Communications, Inc. of all of its duties, obligations and responsibility As herein above stated.

      4.5 Assignability and Unenforceability. This Agreement or the rights, duties and or obligations hereunder may not be assigned by either party without the express written consent of the other. The unenforceability of any one or more provisions hereof shall not invalidate any of the other provisions. This Agreement shall remain valid until 30 day written notice to the Contrary is provided by one party to the other.

      4.6 Counterparts and Facsimile Signatures.
          This Agreement may be executed in one or more counterparts, each of which Shall represent a biding obligation upon the executing respectively. The facsimile signature of either or both parties shall constitute original signatures for the purposes of this Agreement and shall be as biding upon the parties as such.

      4.7 Caption. The paragraph captions are for descriptive purposes only and shall have no effect with regard to the content to the validity of the content thereof.

      4.8 Controlling Law. This Agreement shall be construed in accordance with the the Law of State of Florida.


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In Witness Whereof, the parties have executed this Agreement on the date first above written.



------------------------                         -----------------------
Tak Hiromoto, President                          Michael J. Bongiovanni,
Telecom communications, Inc.                     CPA, President
                                                 GreenTree Financial Group, Inc.